UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2015

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On June 17, 2015, Mark S. Ordan was appointed as an independent member of the Board of Directors (the “Board”) of American Realty Capital Properties, Inc. (the “Company”), effective as of such date (the “Effective Date”). On the Effective Date, Mr. Ordan was also appointed as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee.

In accordance with the Company’s non-employee director compensation policy, Mr. Ordan will be entitled to receive an annual cash retainer at the rate of $60,000 per annum, an annual equity retainer at the rate of $110,000 per annum (each prorated based upon service in 2015) in the form of fully vested deferred stock units subject to a three-year holding period requirement, and fees for attending meetings of the Board and the Board’s committees. All directors are subject to stock ownership guidelines requiring each of them to hold common equity securities of the Company (including restricted stock and deferred stock units) equal to at least five times the annual cash retainer for service as a director, to be achieved within five years of joining the Board.

On the Effective Date, the Company also entered into its standard director indemnification agreement with Mr. Ordan, the form of which was described in and filed as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 16, 2015.

There is no arrangement or understanding between Mr. Ordan and any other person pursuant to which Mr. Ordan was selected as a director. Mr. Ordan does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Michael Sodo
Name:	Michael Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Michael Sodo
Name:	Michael Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: June 17, 2015

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